Exhibit 10.1

ASSET PURCHASE AGREEMENT

Dated as of June 24, 2010

By and Among

NCI Group, Inc.

as Purchaser,

MSC Pre Finish Metals (MT) Inc.

as Seller, and

Material Sciences Corporation

as Guarantor

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TABLE OF CONTENTS

(continued)

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of June 24, 2010, is entered into by and among NCI Group, Inc., a Nevada corporation (“Purchaser”), MSC Pre Finish Metals (MT) Inc., a Delaware corporation (“Seller”), and Material Sciences Corporation, a Delaware corporation (“Guarantor”).

W I T N E S S E T H

WHEREAS, Seller wishes to sell, and Purchaser wishes to purchase the Purchased Assets (as defined herein) upon the terms and subject to the conditions set forth below.

NOW, THEREFORE, for the mutual covenants and other consideration described herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.

“Agreement” means this Asset Purchase Agreement, as amended from time to time as provided herein.

“Bill of Sale” has the meaning set forth in Section 3.2(a)(ii) hereof.

“Business” means the metal coil painting and coating operations and all other activities conducted by Seller at or in connection with the Facility prior to June 2004.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601 et seq.

“Closing” has the meaning set forth in Section 3.1 hereof.

“Closing Date” has the meaning set forth in Section 3.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Encumbrances” means liens, security interests, options, rights of first refusal, easements, mortgages, charges, bonds, indentures, deeds of trust, rights-of-way, restrictions, agreements, encroachments, licenses, leases, permits, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

“Environmental Law” means any and all applicable Laws, Environmental Permits, and common law theories relating to pollution, preservation, remediation or protection of the environment, natural resources or human health and safety (including without limitation ambient air, surface, water, ground water, land surface or subsurface strata), including, without limitation, those relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials (including, without limitation, releases to the environment) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport, disposal, recycling, reclamation, replacement or handling of Hazardous Materials. Environmental Laws include but are not limited to: the Clean Water Act also known as the Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. Section 1251 et seq.; the Clean Air Act (“CAA”), 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. Section 136 et seq.; CERCLA; the Superfund Amendment and Reauthorization Act of 1986 (“SARA”), Public Law 99-499, 100 Stat. 1613; the Emergency Planning and Community Right to Know Act (“EPCRA”), 42 U.S.C. Section 11011 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq.; and the Occupational Safety and Health Act as amended (“OSHA”), 29 U.S.C. Section 651 et seq.; the Toxic Substances and Control Act (“TSCA”), 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq. and the Oil Pollution Act, 33 U.S.C. § 2701 et seq. and statutory nuisance laws; together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

“Environmental Liability” means any direct, indirect, pending or threatened indebtedness, liability, claim, loss, damage, fine, penalty, cost, expense, deficiency or responsibility, whether known or unknown, regardless of whether any claim or Proceeding is threatened, pending or completed, arising under or relating to any Environmental Law, Environmental Permit, Release of Hazardous Materials or notice, demand or request from a Governmental Authority, whether based on negligence, strict liability or otherwise, including, without limitation, costs and liabilities for investigation, removal, remediation, restoration, abatement, monitoring, personal injury, property damage, natural resource damages, court costs, and reasonable attorney’s, witness’s, expert’s consultant’s fees.

“Environmental Off-Site Liability” means any Environmental Liability that arises at a location other than the Facility from the transport, disposal or treatment, or the arrangement (whether by contract, agreement, or otherwise) thereof, of Hazardous Materials (a) generated at the Facility prior to the Closing Date or (b) generated by the Seller at a location other than the Facility. Environmental Off-Site Liability shall not include the migration of a Release from the Facility.

“Environmental Permits” means all licenses, consents, decrees, approvals, authorizations, permits, plans, variances, exemptions and agreements required, issued or granted by any public or private entity or person, including without limitation any Governmental Authority for the operation of the Business at the Facility, pursuant to or in relation to any Environmental Law.

“Excluded Assets” means any and all assets of Seller, other than the Purchased Assets.

“Excluded Liabilities” has the meaning set forth in Section 2.2(a) hereof.

“Facility” means the real property located at 2400 Yankee Road, Middletown, Ohio 45044 together with any improvements, structures or fixtures located thereon or any appurtenances thereof, as more particularly described on Exhibit A attached hereto.

“Governmental Authority” means any federal, state, county, provincial, municipal, local or foreign, judicial, legislative, executive or regulatory authority, department, board, court, commission, instrumentality or agency with jurisdiction over the Purchased Assets.

“Governmental Approvals” means all filings with, notifications to and consents and approvals of any Governmental Authority necessary so that the consummation of the transactions contemplated hereby will be in compliance with applicable Laws.

“Guaranteed Obligations” has the meaning set forth in Section 7.8.

“Guarantor” has the meaning set forth in the preamble of this Agreement.

“Hazardous Materials” means any substance, whether solid, liquid, or gaseous: (i) which is listed, defined, or regulated as a “hazardous material,” “hazardous waste,” “solid waste,” “hazardous substance,” “toxic substance,” “pollutant,” “contaminant,” “chemical substance,” “pesticide,” or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law; or (ii) which is or contains asbestos, polychlorinated biphenyls, radon, urea formaldehyde foam insulation, explosives, or radioactive materials; or (iii) which is any petroleum, hydrocarbons, petroleum products or crude oil, and any components, fractions, or derivatives thereof listed, defined or regulated under any Environmental Law or other applicable Law; or (iv) which causes or poses a threat to cause contamination or nuisance at any properties or any adjacent property, or a hazard to the environment or to the health or safety of persons at, on or about any properties; provided, that the threat or hazard is actionable under applicable Environmental Law.

“Knowledge of Seller,” or similar words or phrases, means the actual knowledge, information and belief of Steven S. Hamilton, Joseph J. Domaracki and Terry Padgett.

“Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended.

“Permitted Encumbrances” means all Encumbrances reflected in the Title Policy that are acceptable to Purchaser in its sole discretion, including without limitation the standard preprinted exceptions contained in the Title Policy.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, Governmental Authority or other department or agency thereof or other entity.

“Price Allocation” has the meaning set forth in Section 2.4 hereof.

“Proceeding” means a claim, fine, action, suit, administrative order or notice, demand, investigation, inquiry or other proceeding or any arbitration or binding dispute resolution proceeding by or before any Governmental Authority, mediator or arbitrator.

“Purchase Price” has the meaning set forth in Section 2.3 hereof.

“Purchased Assets” means all of Seller’s rights, title and interest in and to the Facility, together with any and all property located within the Facility whether real, personal or mixed, wheresoever situated within the Facility and whether or not specifically referred to herein or in any other Transaction Agreement.

“Purchased Tangible Property” means all tangible personal property located at the Facility.

“Purchaser” has the meaning set forth in the preamble of this Agreement.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment, including but not limited to “release” as defined in CERCLA or any other Environmental Law.

“Tax” means (a) any federal, state, provincial, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, goods and services, ad valorem, severance, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, value added, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, unemployment, social security, Medicare, alternative minimum or withholding taxes or charges (in the nature of a tax) imposed by any Governmental Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and (b) liability for items in subparagraph (a), above, of any other Person by contract, operation of law (including Treasury Regulation 1.1502-6) or otherwise.

“Tax Return” means any return, report, election, declaration, statement, information return, schedule, or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes or the administration of any Laws relating to any Taxes or any amendment thereof.

“Title Policy” has the meaning set forth in Section 3.2(b)(iv) hereof.

“Transaction Agreements” means, collectively, this Agreement, the Bill of Sale, and the Transfer Deed.

“Transfer Deed” has the meaning set forth in Section 3.2(b)(ii) hereof.

“Transfer Taxes” means any real property transfer or excise, sales, stamp, documentary, recording, registration, conveyance, stock transfer, personal property transfer, similar fees or taxes or charges by a Governmental Authority in connection with this transfer of the Purchased Assets.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to Sections of the Treasury Regulations shall include any corresponding provision or provisions of Treasury Regulations hereafter proposed or adopted.

ARTICLE II

THE TRANSACTION

Section 2.1 Purchase and Sale of Purchased Assets. Upon the terms and subject to the conditions set forth in this Agreement, Purchaser is purchasing from Seller, and Seller is selling, conveying, transferring, assigning and delivering to Purchaser, on the Closing Date, the Purchased Assets, free and clear of any Encumbrances other than Permitted Encumbrances.

Section 2.2 Excluded Liabilities; Excluded Assets.

(a) Seller shall retain all liability for, and Purchaser shall not assume or have any obligation with respect to, any debts, obligations, liabilities or contracts of Seller or its Affiliates of any nature, whether or not known, presently existing, absolute, accrued, contingent or otherwise, including, without limitation, (i) product claims attributable to products sold by Seller, (ii) any condition, event, circumstance, activity or incident first existing or occurring on or prior to the Closing Date related to the Purchased Assets (except to the extent Purchaser releases Seller for Environmental Liabilities pursuant to Section 7.4 of this Agreement), (iii) any Environmental Off-Site Liabilities, and (iv) Taxes of Seller for all taxable periods relating to or incurred in connection with the ownership, business or operation of the Purchased Assets prior to the Closing Date (all such debts, obligations, liabilities and contracts being herein referred to as the “Excluded Liabilities”), other than real estate taxes for which Purchaser shall be responsible subject to Purchaser receiving a credit in the closing statement.

(b) The Excluded Assets shall be retained by Seller and shall not be transferred to or purchased by Purchaser.

Section 2.3 Consideration. The consideration for the Purchased Assets shall consist of cash in the amount of $4,900,000 (the “Purchase Price”) and the release contained in Section 7.4.

Section 2.4 Allocation of Price. Promptly after the Closing Date, Purchaser shall prepare an allocation statement setting forth the allocation of the Purchase Price in accordance with Section 1060 of the Code among the Purchased Assets (the “Price Allocation”). For purposes of computing the amount of Transfer Taxes, the real estate shall be allocated at $1,500,000 and the Purchased Tangible Property shall be allocated at $3,400,000. Sellers and Purchaser shall report the transactions contemplated hereby on all Tax Returns (including Form 8594 and all other information returns and supplements thereto required to be filed by the parties under Section 1060 of the Code) in a manner consistent with such Price Allocation.

Section 2.5 Transfer Taxes. Seller shall pay all applicable Transfer Taxes that may become due or payable in connection with this Agreement and the transactions contemplated hereby.

Section 2.6 Apportionments. The following items shall be apportioned as of 11:59 p.m., at the place of Closing, on the day preceding the Closing Date: (a) real and personal property taxes, sewer rents and charges and other Taxes, assessments and charges affecting the Purchased Assets; (b) charges for water, electricity, gas, oil, steam and all other utilities (except to the extent disposed of by final billing to Seller); and (c) such other items as are customarily apportioned in connection with the sale of similar property. All such items prior to the Closing Date shall be for the account of Seller, and all such items after the Closing Date shall be for the account of Purchaser.

ARTICLE III

CLOSING

Section 3.1 Closing. The closing (the “Closing”) of the transactions contemplated hereby are being held at the offices of Bracewell & Giuliani LLP, 711 Louisiana, Suite 2300, Houston, Texas, at 10:00 a.m. on the date of this Agreement, or such other place, date and time as may be mutually agreed upon by the parties hereto. Such time and date are referred to herein as the “Closing Date.”

Section 3.2 Closing Deliveries. At the Closing:

(a)	Purchaser shall deliver to Seller:

(i) the Purchase Price in cash, by wire transfer of immediately available funds, to the account designated by Seller; and

(ii) a Bill of Sale pursuant to which Seller sells, transfers and assigns the Purchased Tangible Property to Purchaser (the “Bill of Sale”), duly executed by Purchaser.

(b)	Seller shall deliver to Purchaser:

(i) the Bill of Sale, duly executed by Seller;

(ii) a limited warranty deed pursuant to which Seller transfers the Facility to Purchaser (the “Transfer Deed”), duly executed by Seller;

(iii) certified copies of the resolutions duly adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements, and the consummation of all transactions contemplated hereby and thereby;

(iv) an ALTA Owner Policy or Policies of Title Insurance or marked up commitment for a Title Policy (collectively, the “Title Policy”), to be supplied by Seller at its sole expense, in form and substance satisfactory to Purchaser in its sole discretion, insuring good and marketable title in Purchaser of the Facility subject only to Permitted Encumbrances, and any exception as to taxes not yet due and payable;

(v) a duly executed certificate of non-foreign status in the form and manner that complies with Section 1.1445-2(b)(2) of the Treasury Regulations thereunder; and

(vi) the plans and documents related to the Purchased Assets that are in the possession of Seller or any of its Affiliates, including those located at the Facility and the corporate offices of Seller or Guarantor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

Section 4.1 Existence and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the power and authority to own the Purchased Assets. Seller is duly qualified or licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by Seller or the nature of the business conducted by Seller makes such qualification necessary and the absence of which would have a material adverse effect.

Section 4.2 Authorization and Validity of Agreement. Seller has full corporate power and authority to execute and deliver the Transaction Agreements, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery by Seller of the Transaction Agreements, the performance by Seller of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly authorized and approved by the board of directors of Seller and no further corporate action is required in connection with the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby. The Transaction Agreements constitute the valid and binding obligations of Seller enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 4.3 Consents and Approvals; No Violations. The execution, delivery and performance of the Transaction Agreements by Seller and the consummation by Seller of the transactions contemplated thereby will not, with or without the giving of notice or the lapse of time or both: (a) violate or conflict with any provision of the charter documents or bylaws or equivalent governing instruments of Seller; (b) violate any Law applicable to Seller or by which any of the Purchased Assets may be bound; (c) require any filing by Seller with, or require Seller to obtain any permit, consent or approval of, or require Seller to give any notice to, any Governmental Authority or any other Person other than as set forth in Schedule 4.3 attached hereto; or (d) result in a violation or breach by Seller of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Seller of, require any consent (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any Encumbrance upon any of the Purchased Assets under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Seller is a party, or by which it or any of the Purchased Assets may be bound.

Section 4.4 Title to Properties and Encumbrances. Except as set forth in Schedule 4.4 attached hereto, Seller has good and valid title to the Purchased Tangible Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances.

Section 4.5 Real Property.

(a) Exhibit A attached hereto contains a complete and accurate legal description of the Facility. All title policies, and surveys, regarding the Facility in Seller’s possession or control have been delivered to Purchaser.

(b) To Seller’s Knowledge, Seller’s ownership and operation of the Facility is and has been in compliance in all material respects with all land use restrictions, zoning, regulations, ordinances, Environmental Laws and other similar Laws applicable thereto. During the past three (3) years, neither Seller nor any of its agents or employees has received any written notice from any Governmental Authority having jurisdiction over the Facility alleging any violation of any applicable Law, including, but not limited to, those relating to Environmental Laws, zoning, building, use, personal disability and fire or safety, which has not been cured or remedied. To Seller’s Knowledge, there are not any threatened Proceedings for the rezoning of the Facility or any portion thereof.

(c) To the Knowledge of Seller, no condemnation or similar Proceeding is pending or threatened, that would preclude or impair the use of the Facility.

Section 4.6 Litigation. There is no Proceeding that is pending or, to the Knowledge of Seller, threatened, (a) against the Purchased Assets or rights of Seller relating to the Purchased Assets, or (b) seeking to prevent or challenge the transactions contemplated by this Agreement. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other Proceedings are pending or, to the Knowledge of Seller, threatened against Seller, nor are any of such Proceedings contemplated by Seller.

Section 4.7 Environmental Matters.

(a) No outstanding closure obligations exist at the Facility pursuant to applicable Environmental Law. During the five (5) years prior to the Closing Date, Seller (i) has not operated the Business at the Facility, and (ii) thus has not required Environmental Permits for the ownership and operation of the Purchased Assets in compliance in all material respects with Environmental Laws.

(b) During the five (5) years prior to the Closing Date, no Environmental Liability (including Environmental Off-Site Liability) has been asserted, filed, commenced, or in writing threatened against Seller with respect to the ownership or operation of the Purchased Assets or Seller’s conduct of the Business.

(c) Seller has delivered to Purchaser documentation reflecting the facts or circumstances which, to Seller’s Knowledge, are now or were formerly in existence in relation to the Purchased Assets or the Business that would be reasonably likely to result in Environmental Liabilities (including Environmental Off-Site Liabilities).

(d) To Seller’s Knowledge, except as set forth in Schedule 4.7(d), no Release or threatened Release of Hazardous Materials has occurred or is occurring at or from the Facility for which Environmental Law requires notice, further investigation or any form of responsive action.

(e) To Seller’s Knowledge, Schedule 4.7(e) lists all underground and above ground storage tanks located or previously located at the Facility.

(f) To Seller’s Knowledge and based upon reasonable inquiry, Seller has identified and made available to Purchaser copies of each environmental investigation, study, audit, test and other analysis in the possession of Seller or the Business, or of which Seller has Knowledge, in relation to the Purchased Assets, the Business or existing or potential Environmental Liability (including Environmental Off-Site Liability) of Seller or the Business.

Section 4.8 Broker’s or Finder’s Fees. No agent, broker, Person or firm acting on behalf of Seller is, or will be, entitled to any fee, commission or broker’s or finder’s fees in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

Section 5.1 Existence and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Purchaser has the power and authority to own, lease and operate its property and to carry on its business as now being conducted and to own or lease the assets owned or leased by it. Purchaser is duly qualified or licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by such Purchaser or the nature of the business conducted by such Purchaser makes such qualification necessary and the absence of which would have a material adverse effect.

Section 5.2 Authorization and Validity of Agreement. Purchaser has full corporate power and authority to execute and deliver the Transaction Agreements, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by Purchaser of the Transaction Agreements, the performance by Purchaser of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly authorized and approved by the Board of Directors of Purchaser and no further corporate action is required in connection with the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby. The Transaction Agreements constitute the valid and binding obligation of Purchaser enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 5.3 Consents and Approvals; No Violations. The execution, delivery and performance of the Transaction Agreements by Purchaser and the consummation by Purchaser of the transactions contemplated thereby will not, with or without the giving of notice or the lapse of time or both: (a) violate or conflict with any provision of the charter documents or bylaws or equivalent governing instruments of Purchaser; (b) violate any Law applicable to Purchaser or by which any of its properties or assets may be bound; or (c) require any filing by Purchaser with, or require Purchaser to obtain any permit, consent or approval of, or require Purchaser to give any notice to, any Governmental Authority.

Section 5.4 Litigation. There is no Proceeding that is pending or, to the knowledge of Purchaser, threatened against Purchaser that seeks to prevent or challenge the transactions contemplated by this Agreement.

Section 5.5 Broker’s or Finder’s Fees. No agent, broker, Person or firm acting on behalf of Purchaser is, or will be, entitled to any fee, commission or broker’s or finder’s fees in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Further Assurances. Seller and Purchaser each agrees that at any time and from time to time after the Closing Date, each party shall, at the reasonable request of the other party, execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to consummate and make effective the sale of the Purchased Assets pursuant to this Agreement.

Section 6.2 Discharge of Excluded Liabilities. From and after the Closing Date, Seller shall ensure the timely discharge of any Excluded Liability that relates to, or is secured by, the Purchased Assets or any portion thereof.

Section 6.3 Confidentiality. Subject to Section 9.10, from and after the Closing Date, each of the parties shall treat as strictly confidential and not disclose any information received or obtained as a result of entering into this Agreement (or any of the Transaction Agreements), including (i) the provisions of this Agreement or any other Transaction Agreement; or (ii) the negotiations relating to this Agreement or any other Transaction Agreement.

Section 6.4 UCC Termination. Following the Closing Date, Seller will use commercially reasonable efforts, and will cooperate with Purchaser as reasonably requested by Purchaser, to obtain within sixty (60) days following the Closing Date, the termination of the UCC financing statements filed in the Butler County, Ohio Recorder’s Office shown as items 7 - 11 of Schedule B, Part II of the Commitment for Title Insurance for the Facility issued by Stewart Title Guaranty Company with an effective date of March 24, 2010.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date (the

“Claim Deadline Date”); provided, however, that (i) the representations and warranties in Section 4.7 (Environmental Matters) shall survive the Closing Date until the third anniversary of the Closing Date, and (ii) the representations and warranties set forth in Section 4.1 and Section 5.1 (Existence and Good Standing), Section 4.2 and Section 5.2 (Authorization and Validity of Agreement), and Section 4.4 (Title to Properties and Encumbrances), shall survive the Closing indefinitely. Notwithstanding the foregoing, a representation and warranty shall not expire with respect to any claim made for breach or inaccuracy thereof prior to the expiration of the applicable survival period, until such claim is finally resolved.

Section 7.2 Indemnification of Seller. Except to the extent that Seller indemnifies Purchaser pursuant to Section 7.3, Purchaser, from and after the Closing Date, shall indemnify and hold Seller and its successors, permitted assigns, stockholders, directors, officers, employees, agents and representatives (each, a “Seller Indemnitee”) harmless from and against any and all damages, losses, costs, expenses, fines, settlements, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (but excluding punitive or exemplary damages unless a Seller Indemnitee (or in the case of Section 7.3, a Purchaser Indemnitee) is required to pay them to a third-party) (collectively, the “Damages”), suffered by a Seller Indemnitee as a result of or caused by, arising out of, or in any way relating to (a) any breach of a representation and warranty, or nonfulfillment of any agreement or covenant, on the part of Purchaser under this Agreement, or (b) the ownership or operation of the Purchased Assets from and after the Closing Date. Purchaser’s aggregate liability for indemnification hereunder shall not exceed the Purchase Price.

Section 7.3 Indemnification of Purchaser. Seller shall indemnify and hold Purchaser and its successors, permitted assigns, stockholders, directors, officers, employees, agents and representatives (each, a “Purchaser Indemnitee”) harmless from and against any and all Damages suffered by a Purchaser Indemnitee as a result of, caused by, arising out of, or in any way relating to (a) any breach of a representation and warranty, or nonfulfillment of any agreement or covenant, on the part of Seller under this Agreement, (b) any Excluded Asset or Excluded Liability, (c) the ownership, maintenance or operation of the Purchased Assets prior to the Closing Date (except to the extent Purchaser releases Seller for Environmental Liabilities pursuant to Section 7.4 of this Agreement), or (d) any Environmental Off-Site Liability. Seller’s aggregate liability for breaches of representations and warranties under Section 4.3, 4.5, 4.6 and 4.8 shall not exceed $1,000,000. Seller’s aggregate liability for indemnification hereunder shall not exceed the Purchase Price.

Section 7.4 Release of Environmental Liabilities. Purchaser hereby releases Seller from any and all claims, demands or causes of action (including without limitation any claim for indemnification pursuant to Section 7.3(b) and Section 7.3(c) hereof) that Purchaser might have asserted or alleged, or may hereafter assert or allege, against Seller for Environmental Liabilities (other than Environmental Off-Site Liabilities) pertaining to the operation, ownership or use of the Facility or the Purchased Assets by Seller or its Affiliates prior to the Closing Date, whether or not such Environmental Liability is an Excluded Liability.

Section 7.5 Claims. Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement,

including receipt by it of notice of any demand, assertion, claim, action or Proceeding by any third party (each, a “Claim”), it will give prompt notice thereof in writing to the indemnifying party, together with a statement in reasonable detail of all information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying party’s obligations under this Article VII except to the extent the indemnifying party is materially prejudiced by such failure to give such prompt notice.

Section 7.6 Right to Contest and Defend.

(a) The indemnifying party shall have the right to defend the indemnified party against a claim for indemnity if it acknowledges in writing its obligations to indemnify the indemnified party for such claim for indemnity. If the indemnifying party notifies the indemnified party that the indemnifying party elects to assume the defense of the claim for indemnity, then the indemnifying party shall have the right to defend such claim for indemnity with counsel selected by the indemnifying party (who shall be reasonably satisfactory to the indemnified party), by all appropriate proceedings, to a final conclusion or settled at the discretion of the indemnifying party in accordance with this Section 7.6(a). In such circumstances, the indemnifying party shall defend any such claim for indemnity in good faith and have full control of such defense and proceedings, including any compromise or settlement thereof; provided, that the indemnifying party shall not enter into any settlement agreement without the written consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed). The indemnified party may participate in, but not control, any defense or settlement of any claim for indemnity controlled by the indemnifying party pursuant to this Section 7.6(a), and the indemnified party shall bear its own costs and expenses with respect to such participation.

(b) If the indemnifying party fails to notify the indemnified party within the thirty (30) days after receipt of any notice of assertion of a claim for indemnity that the indemnifying party elects to defend the indemnified party pursuant to Section 7.6(a), then the indemnified party shall defend any such claim for indemnity with counsel selected by the indemnified party (which counsel shall be reasonably satisfactory to the indemnifying party), by all appropriate proceedings, to a final conclusion or settled. In such circumstances, the indemnified party shall defend any such claim for indemnity in good faith and have full control of such defense and proceedings; provided, that the indemnified party shall not enter into any settlement agreement without the written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed). If requested by the indemnified party, the indemnifying party agrees, at its sole cost and expense, to cooperate with the indemnified party and its counsel in contesting any claim for indemnity which the indemnified party elects to contest. The indemnifying party may participate in, but not control, any defense or settlement controlled by the indemnified party pursuant to this Section 7.6(b), and the indemnifying party shall bear its own costs and expenses with respect to such participation; provided, that if at any time the indemnifying party acknowledges in writing its obligations to indemnify the indemnified party for such claim for indemnity, the indemnifying party shall be entitled to assume the defense of such claim for indemnity subject to the conditions set forth in Section 7.6 (a).

Section 7.7 Payment of Damages. The indemnifying party shall pay to the indemnified party in immediately available funds any amounts to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within five (5) days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final non-appealable judgment of a court of competent jurisdiction.

Section 7.8 Guaranteed Obligations. Guarantor hereby unconditionally and irrevocably guarantees to any Purchaser Indemnitee the full performance and payment of all obligations of Seller to any Purchaser Indemnitee under Section 7.3 (the “Guaranteed Obligations”). Guarantor acknowledges and agrees that, with respect to all obligations to pay money, such guaranty shall be a guaranty of payment and not of collection. If Seller shall fail to perform any of the Guaranteed Obligations or the full and timely payment of any amount owed with respect to the Guaranteed Obligations, Guarantor, within ten days of receiving written notice from Purchaser of such failure, shall perform or cause to be performed such Guaranteed Obligations and will make full payment of any amount due with respect thereto at its sole cost and expense. The liabilities and obligations of Guarantor to any Purchaser Indemnitee pursuant to this Section 7.8 shall be unconditional and irrevocable and shall not be conditioned or contingent upon the pursuit of any remedies against Seller or any other Person. Guarantor hereby waives any right, whether legal or equitable, statutory or non-statutory, to require any Purchaser Indemnitee to proceed against or take action against or pursue any remedy with respect to Seller or any other Person before such Purchaser Indemnitee may enforce rights against Guarantor hereunder and, to the fullest extent permitted by Law, any other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 7.8. The unconditional obligation of Guarantor hereunder will not be affected, impaired or released by any extension, waiver, amendment or thing whatsoever which would release a guarantor or surety (other than satisfaction in full of the Guaranteed Obligations).

ARTICLE VIII

DISCLAIMERS AND WAIVERS

Section 8.1 Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PURCHASED ASSETS, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE TRANSFER DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PURCHASED ASSETS WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS, OR ANY OTHER INFORMATION

PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PURCHASED ASSETS. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PURCHASED ASSETS “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PURCHASED ASSETS OR RELATING THERETO, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED SUCH INVESTIGATIONS OF THE PURCHASED ASSETS AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PURCHASED ASSETS, AND WILL NOT RELY UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT CONSTRUCTION AND OTHER DEFECTS IN THE PURCHASED ASSETS MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S, OFFICERS, DIRECTORS, SHAREHOLDERS AND EMPLOYEES) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S PARTNERS, MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS AND EMPLOYEES) BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION AND OTHER DEFECTS IN THE PURCHASED ASSETS.

The indemnification provisions set forth in Article VII shall be the sole and exclusive remedy of the parties hereto with respect to any and all Damages arising out of or relating to, this Agreement, the other Transaction Agreements or any transaction contemplated hereby or thereby.

Section 8.2 Effect and Survival of Disclaimers. Seller and Purchaser agree that the provisions of this Article VIII shall survive Closing.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Entire Agreement. This Agreement (including the Exhibits and Schedules), together with the other Transaction Agreements, sets forth the entire understanding of the parties with respect to the subject matter hereof. Other than this Agreement and the other Transaction Agreements, any previous agreements or understandings (whether oral or written) between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

Section 9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided that neither party may assign this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Purchaser may, without Seller’s consent, (a) assign its rights and obligations under this Agreement to an Affiliate of Purchaser; provided that Purchaser shall remain liable for all of the obligations hereunder, or (b) pledge, grant a security interest in or assign as collateral all or any portion of its rights under this Agreement to any one or more financial institutions and that upon foreclosure, or sale or deed in lieu of foreclosure by or to any such financial institution, the rights of Purchaser hereunder may be assigned to any such financial institution or any purchaser upon such foreclosure or sale or deed in lieu of foreclosure.

Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, including facsimile or pdf counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

Section 9.4 Headings. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

Section 9.5 Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

Section 9.6 No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Person (other than the parties signatory hereto or their assigns) any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

Section 9.7 Expenses. Except as otherwise specifically provided for herein, Seller and Purchaser shall each pay all costs and expenses incurred by them or on their behalf in connection with this Agreement and the transactions contemplated hereby.

Section 9.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be sufficiently given if delivered in person or sent by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Seller or Guarantor, to:

Material Sciences Corporation

2200 East Pratt Blvd.

Elk Grove Village, IL 60007

Attn: Chief Executive Officer

Fax: 847-439-0737

with a copy to:

Katten Muchin Rosenman LLP

525 W. Monroe

Chicago, IL 60661

Attn: Matthew Brown

Fax: 312-902-1061

if to Purchaser, to:

NCI Group, Inc.

10943 N. Sam Houston Parkway West

Houston, Texas 77064

Attn: Todd R. Moore

Fax: (281) 477-9646

with a copy to:

Bracewell & Giuliani LLP

711 Louisiana, Suite 2300

Houston, Texas 77002

Attn: Scott L. Miller

Fax: (713) 222-3242

or at such other address for a party as shall be specified by like notice, and such notice or communication shall be deemed to have been duly given as of the date so delivered, mailed or sent by facsimile.

Section 9.9 Governing Law; Waiver of Jury Trial; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regards to conflict of law rules thereof. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE PARTIES HERETO HEREBY CONSENT AND AGREE THAT THEY SHALL COMMENCE ANY ACTION WITH RESPECT TO ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT IN THE COURTS IN DELAWARE HAVING JURISDICTION OVER SUCH CLAIM OR DISPUTE.

Section 9.10 Publicity. Seller acknowledges that Purchaser is a publicly traded corporation with heightened disclosure responsibilities, and that Purchaser will determine, with the advice of its outside legal counsel, whether it will file this Agreement with the United States Securities and Exchange Commission (“SEC”) or otherwise describe this Agreement and the transactions contemplated hereby in any filing with the SEC. Purchaser shall provide Seller notice of Purchaser’s intent to file this Agreement, or otherwise describe it and the transactions contemplated hereby in any filing, with the SEC. Additionally, Purchaser acknowledges that Seller’s parent company, Guarantor, is a publicly traded corporation with heightened disclosure responsibilities, and that Guarantor will determine, with the advice of its outside legal counsel, whether it will file this Agreement with the United States Securities and Exchange Commission (“SEC”) or otherwise describe this Agreement and the transactions contemplated hereby in any filing with the SEC. Guarantor shall provide Seller notice of Guarantor’s intent to file this Agreement, or otherwise describe it and the transactions contemplated hereby in any filing, with the SEC. Each of Seller and Purchaser may make announcements regarding the execution of this Agreement and the Purchase Price to the financial community, employees or the general public.

Section 9.11 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

Section 9.12 Enforcement. The parties hereto agree that the remedy at law for any breach of this Agreement is inadequate and that should any dispute arise concerning the sale of the Purchased Assets or any other matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any legal or other remedies the parties hereto may have.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

SELLER

MSC Pre Finish Metals (MT) Inc.

By:	/s/ Clifford D. Nastas
Name:	Clifford D. Nastas
Title:	Chief Executive Officer

PURCHASER

NCI Group, Inc.

By:	/s/ Todd R. Moore
Name:	Todd R. Moore
Title:	Executive Vice President and General Counsel

GUARANTOR

Material Sciences Corporation

By:	/s/ Clifford D. Nastas
Name:	Clifford D. Nastas
Title:	Chief Executive Officer